Exhibit 99.2

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. PROVIDES acquisition update

Company Announces Three Separate Transactions for a Total of $30,860,000

BETHESDA, MD – September 15, 2016 – Global Medical REIT Inc. (NYSE:GMRE) (“Global Medical” or “GMR”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, announced today that it has entered into purchase contracts to acquire two projects, and has entered into an assignment and assumption agreement to assume a purchase contract for a third project, encompassing a total of eleven buildings for an aggregate purchase price of $30,860,000. The three projects, discussed further below, are the “Brown Clinic” in Watertown, SD; the “Northern Ohio Medical Specialists (“NOMS”)” portfolio in Northern Ohio; and the “Prospect Medical Office Building” in East Orange, NJ.

David Young, Chief Executive Officer of Global Medical, stated, “I am happy to announce these three acquisitions. The eleven buildings to be acquired are consistent with our strategy of acquiring high-quality assets supported by favorable healthcare fundamentals where we can execute sale-leaseback transactions beneficial to both GMR and our new tenants.”

GMR’s obligation to close these acquisitions is subject to customary conditions, including GMR’s completion of its due diligence to its satisfaction.  For the Brown Clinic transaction, GMR’s earnest money deposit will become non-refundable at the end of the due diligence period on October 12, 2016.  At that time, if GMR does not terminate the purchase contract, GMR will be required to make an additional, non-refundable earnest money deposit.  For the Prospect Medical Office Building transaction, GMR’s earnest money deposit will become non-refundable at the end of the due diligence period on October 14, 2016.  At that time, if GMR does not terminate the purchase contract, GMR will be required to make an additional, non-refundable earnest money deposit. For the NOMS portfolio, GMR’s assumption of the purchase contract will be effective if GMR elects to proceed with the closing and reimburses the assignor’s earnest money deposit by September 30, 2016, which is the expected closing date for the initial five buildings in the portfolio. GMR would be required to make an additional non-refundable earnest money deposit in order to close all seven properties in the portfolio. All deposits will be applied to the purchase price in each transaction.   Although GMR believes completion of these acquisitions is probable, there is no assurance that GMR will close them.

Brown Clinic – Watertown, SD

On September 7, 2016, GMR entered into a purchase contract to acquire three buildings encompassing 46,884 total square feet for a purchase price of $9 million. The main location consists of two buildings, a 30,062 square foot clinic, built in 1966, and a 3,136 square foot administration building built in 1988. Both buildings were renovated in 2011. The third building in the portfolio, known as “Northridge,” is a 13,686 square foot clinic built in 2000 that was renovated in 2015 and 2016.

The properties are currently owned by the Brown Investment Group and operated by the Brown Clinic. Upon closing, GMR expects to lease the portfolio properties to Brown Clinic under a 15-year triple-net lease with two additional five-year renewal options.

Northern Ohio Medical Specialists (“NOMS”) – Northern Ohio

On September 13, 2016, GMR entered into an assignment and assumption agreement to assume from a third party a purchase contract to acquire a portfolio of seven properties, known as the NOMS portfolio. The NOMS portfolio covers 50,931 square feet, which GMR expects to acquire for a total purchase price of $10 million in three sequential closings. GMR expects to close the acquisition of the first five buildings after the due diligence period expires on September 30, 2016, if GMR elects to proceed with the closing and reimburses the assignor’s earnest money deposit. The remaining two buildings are currently undergoing expansions and GMR anticipates closing these transactions in December 2016, following completion of construction along with a certificate of occupancy and related due diligence. If GMR elects to proceed with closing upon completion of the due diligence period, GMR will be required to make an additional non-refundable deposit of earnest money. All earnest money deposits will be applied to the purchase price.

The NOMS portfolio is currently owned by a multi-specialty physician group which has been in operation since 2000. The group includes over 120 physicians of which approximately half are primary care providers. GMR expects to lease the properties to NOMS under a triple-net lease for an initial term of 12 years, with two additional five-year renewal options.

Prospect Medical Office Building – East Orange, NJ

On September 14, 2016, GMR entered into a purchase contract to acquire a single medical office building and treatment facility which is part of the campus of East Orange General Hospital for a purchase price of $11.86 million. The 60,442 square foot building currently houses physician offices, a 29-bed dialysis center, a wound center, a diagnostic lab, a hyperbaric chamber and a pharmacy. Upon closing, GMR expects to enter into a triple-net lease with tenant Prospect Medical Holdings (“PMH”) with an initial term of 10 years, with four five-year renewal options. PMH acquired the building in March 2016 as part of its acquisition of the East Orange General Hospital. PMH is a portfolio company of private equity firm Leonard Green & Partners.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to a single market-leading operator under a long-term triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisitions described in the press release on the terms and conditions described herein, the expected closing dates of these acquisitions; and the expected sale-leaseback terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

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